Exhibit (d)(14)


                                 SOCIETE NIKU


                     PLAN D'OPTION D'ACHAT D'ACTIONS 2000


                       Tel qu'adopte le 8 decembre 1999


            Tel qu'amende et declare en vigueur le 11 fevrier 2003


      1. OBJET. L'objet de ce Plan est de mettre en place les moyens d'attirer, retenir et motiver les personnes eligibles dont la contribution actuelle et potentielle est importante pour le succes de la Societe, sa societe mere et ses filiales, en leur offrant la possibilite de prendre part a la future performance de la Societe moyennant l'Octroi d'Options, d'Actions Soumises a des Restrictions et de primes sous forme d'Actions. Les mots en lettres capitales non definis dans le texte le sont au chapitre 23.


      2.   ACTIONS COUVERTES PAR LE PLAN


           2.1 Nombre d'Actions disponibles. Sous reserve des chapitres 2.2 et 18, le nombre total d'Actions reservees et disponibles qui seront octroyees et emises en vertu de ce Plan sera de 6 000 000 Actions, plus les Actions objet de : (a) emission contre l'exercice d'une Option mais cessant d'etre l'objet de ladite Option pour toute raison autre que l'exercice de cette meme Option;
(b) prime octroyee en vertu des presentes mais annulee ou rachetee par la Societe au prix de son emission originelle; et (c) une prime annulee sans que des Actions aient ete emises. De plus, l'Octroi et l'emission de toute Action autorisee non emise ou objet des Octrois en circulation en vertu du 1998 Equity Incentive Plan (le "Plan precedent") a la date d'entree en vigueur(telle que definie ci-dessous) et de toute Action emise en vertu du Plan precedent annulee ou rachetee par la Societe ou delivrable contre l'exercice des Options octroyees en vertu du Plan echues ou dont l'exercice est rendu impossible pour quelque raison que ce soit sans qu'elles n'aient completement exercees, ne seront plus valides en vertu du Prior Plan mais le seront en vertu du present Plan. De plus, chaque 1er janvier, le nombre total d'Actions reservees et disponibles dont l'Octroi et l'emission sont prevues dans ce Plan sera automatiquement augmente d'un nombre d'Actions egal a 5% du total des Actions de la Societe en circulation au 31 decembre precedent, a condition que ne soient pas emises plus de 20 000 000 Actions sous forme d'ISO (telles que definies au chapitre 5 ci-dessous). La Societe reservera et mettra constamment a disposition un nombre d'Actions suffisant permettant de repondre aux conditions de toutes les Options en circulation octroyees en vertu de ce Plan et tous les autres Octrois en circulation mais non exerces octroyes en vertu de ce Plan.


           2.2 Ajustement des Actions. Si le nombre d'Actions en circulation change en raison de la distribution de dividendes, d'une recapitalisation, d'une division d'Actions, d'un regroupement d'Actions, d'une sous-division, d'une combinaison, d'un reclassement ou de toute modification de ce genre dans la structure du capital de la Societe, et ce sans contrepartie, alors (a) le nombre d'Actions reserve aux fins de leur emission en vertu de ce Plan, (b) le nombre d'Actions pouvant etre octroyees en vertu des chapitres 3 et 9 ci-dessous, (c) les Prix d'exercice et le nombre d'Actions objet des Options en circulation, et (d) le nombre d'Actions objet d'autres Option en circulation seront proportionnellement ajustes, sous reserve de toute mesure requise de la part du Conseil d'administration ou des actionnaires de la Societe et sous reserve du respect de la reglementation applicable; a condition, toutefois, que des fractions d'une action ne soient pas emises mais ou bien remplacees par un paiement comptant egal a la valeur de marche de ladite fraction d'Action, ou bien arrondies a l'entier le plus proche, tel que decide par le Comite.


      3. ELIGIBILITE. Les ISO (telles que definies au chapitre 5 ci-dessous) ne peuvent etre octroyees qu'aux employes (y compris les cadres superieurs et les directeurs qui sont egalement des employes) de la Societe ou d'une societe mere ou d'une filiale de la Societe. Toutes les autres Options

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peuvent etre octroyees aux employes, cadres superieurs, directeurs, consultants et conseillers de la Societe ou de toute societe mere ou de toute filiale de la Societe, a condition que lesdits consultants et conseillers pretent de reels services non associes a l'offre et la vente de titres dans une operation de levee de capitaux. Personne n'aura le droit de recevoir plus de 2 000 000 Actions au cours de toute annee calendaire en vertu de ce Plan dans le cadre de l'Octroi des Options ci-dessous, a l'exception des nouveaux employes de la Societe ou d'une societe mere ou d'un filiale de la Societe (y compris les nouveaux employes qui sont egalement cadres superieurs et directeurs de la Societe ou de toute societe liee ou filiale de la Societe), qui sont eligibles pour l'Octroi d'un nombre maximum de 2 500 000 Actions au cours de l'annee civile durant laquelle ils assument leur fonction. Une personne peut se voir conceder plus d'un Octroi dans le cadre de ce Plan.


      4.   GESTION


           4.1 Pouvoirs du comite. Ce Plan sera gere par le Comite ou par le Conseil d'administration faisant office de comite. Exception faite des Octrois automatiques aux Directeurs Externes conformement au chapitre 9 des presentes et sous reserve des objets, des termes et des conditions generales de ce Plan, et aux membres du Conseil d'administration, le Comite aura tout pouvoir pour mettre en oeuvre et executer ce Plan. Exception faite des Octrois automatiques aux Directeurs Externes conformement au chapitre 9 des presentes, le Comite pourra :


           (a) interpreter ce Plan, tout Contrat d'Octroi et tout autre contrat ou document signe en vertu de ce Plan;


           (b) prescrire, amender et resilier les normes et les regles concernant ce Plan ou tout Octroi;


           (c)  selectionner les personnes qui recevront les Octrois;


           (d)  definir la forme et les conditions des Octrois;


           (e) fixer le nombre d'Actions ou toute autre contrepartie objet des Octrois;


           (f) decider si les Octrois seront concedes individuellement, en conjugaison, en tandem, en remplacement ou a titre alternatif, avec d'autres Octrois prevus dans ce Plan ou tout autre Plan d'Option ou de remuneration de la Societe ou de toute societe mere ou filiale de la Societe;


           (g) accorder des exemptions vis-a-vis des conditions du Plan ou des Octrois;


           (h)  fixer l'acquisition, l'exercabilite et le paiement des Octrois
               ;


           (i) corriger tout defaut, combler toute omission ou remedier a toute incoherence du Plan, de tout Octroi ou de tout Contrat d'Octroi.


           (j)  decider si un Octroi a ete merite; et


           (k) prendre toute autre decision necessaire ou recommandee aux fins de la gestion de ce Plan.


           4.2 Facultes du Comite. Exception faite des Octrois automatiques aux Directeurs Externes conformement au chapitre 9 des presentes, toute decision prise par le Comite par rapport a tout Octroi se prendra a sa seule discretion a la date d'attribution de l'Octroi ou, a moins qu'elle ne

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contrevienne a toute condition expresse de ce Plan ou de l'Octroi, a tout moment ulterieur, et ladite decision sera definitive et engagera la Societe et toutes les personnes interessees a tout Octroi dans le cadre de ce Plan. Le Comite peut deleguer a un ou plusieurs cadres superieurs de la Societe la faculte de conceder un Octroi en vertu de ce Plan a des Participants qui ne sont pas des "Membres" de la Societe.


      5. OPTIONS. Le Comite peut octroyer des Options aux personnes eligibles et decidera si ces Options seront des Incentive Stock Options au sens du Code ("ISO") ou des Nonqualified Stock Options ("NQSOs"), le nombre d'Actions objet de l'Option, le prix d'Exercice de l'Option, le delai pour l'exercice de l'Option, et tous les autres termes et conditions de l'Option, conformement de ce qui suit :

           5.1 Forme de l'Octroi d'Option. Chaque Option octroyee en vertu de ce Plan sera materialisee par un Contrat d'Option identifiant expressement l'Option comme etant une ISO ou une NQSO ("Contrat d'Option d'Achat d'Actions") et, sauf disposition contraire du chapitre 9, aura la forme et contiendra les dispositions (qui ne seront pas necessairement les memes pour chaque participant) que le Comite approuvera de temps en temps et devra respecter et suivre les termes et les conditions de ce Plan.


           5.2 Date de l'Octroi. La date de l'Octroi d'une Option sera celle a laquelle le Comite prend la decision d'octroyer ladite Option, sauf disposition contraire prise par le Comite. Le Contrat d'Octroi d'Option et une copie de ce Plan seront remis au Participant dans un delai raisonnable a compter de l'Octroi de l'Option.


           5.3 Delai d'exercice. L'exercice des Options peut se faire dans les delais, ou lors des evenements definis par le Comite, tels que fixes dans le Contrat d'Option d'Achat d'Actions qui regit ladite Option; a condition, toutefois, qu'aucune Option ne soit exercable dix (10) ans apres la date de l'Octroi de l'Option; et a condition encore qu'aucune ISO octroyee a une personne possedant, directement ou par attribution plus de dix pour cent (10%) du droit de vote combine total de toutes les classes d'Actions de la Societe ou de toute Societe mere ou filiale de la Societe ("Actionnaire a Dix Pour Cent") ne soit exercable cinq (5) ans apres la date de l'Octroi de l'ISO. Le Comite peut egalement decider que des Options deviennent exercables a un moment ou de temps en temps, periodiquement ou non, auquel cas le nombre d'Actions ou le pourcentage des Actions seront definis pat le Comite; a condition, toutefois, que, si et dans la mesure des exigences legales de cet Etat au moment de l'Octroi, les Options octroyees a des individus autres que des cadres superieurs, des directeurs ou des consultants de la Societe residant dans l'Etat de la Californie (les "Options Californiennes") soient exercables au taux d'au moins 20% par an sur une duree de cinq ans a compter de la date de l'Octroi.


           5.4 Prix d'exercice. Le Prix d'Exercice d'une Option sera fixe par le Comite lors de son Octroi et ne pourra etre inferieur a 85% de la Valeur de marche des Actions a la date de l'Octroi, a condition que : (i) le prix d'exercice d'une ISO ne soit pas inferieur a 100% de la valeur de marche des Actions a la date de l'Octroi; et (ii) le prix d'exercice de toute ISO octroyee a un Actionnaire a Dix pour cent ne soit pas inferieur a 110% de la Valeur de Marche des Actions a la date de l'Octroi. Le paiement des Actions acquises peut se faire conformement au chapitre 8 de ce Plan.


           5.5 Modalite de l'Exercice. Les Actions ne peuvent etre exercees que par la remise a la Societe d'un contrat expres d'exercice d'Option d'achat d'Actions (le "Contrat d'Exercice") sous une forme approuvee par le Comite (qui ne sera pas necessairement la meme pour chaque participant) et indiquant le nombre d'Actions achetees, les restrictions pesant, le cas echeant, sur les Actions achetees suivant ledit Contrat d'Exercice, et les declarations et accords concernant l'intention d'investir du Participant, l'acces, le cas echeant, aux informations et a d'autres questions requises ou souhaitees par la Societe en vue de se conformer a la reglementation applicable, accompagne du reglement de la totalite du Prix d'Exercice du nombre d'Actions achetees.

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           5.6 Licenciement. Nonobstant les periodes d'exercice fixees dans le contrat d'Option d'achat d'Actions, l'exercice d'une Option sera toujours soumise a ce qui suit :


           (a) Si le Participant est licencie pour toute raison autre que le deces ou l'Infirmite, le participant ne peut exercer ses Options que dans la mesure ou lesdites Options auraient ete exercables a la Date du Licenciement au plus tard trois (3) mois a compter de la Date du Licenciement (ou dans un delai plus court ou plus long, ce delai ne pouvant etre inferieur a trente (30) jours ni superieur a cinq (5) ans selon ce que le Comite en aura decide, et tout exercice effectue apres 3 (trois) mois a compter de la Date du Licenciement etant considere comme etant une NQSO), mais en aucun cas apres la date d'echeance des Options.


           (b) Si le Participant est Licencie en raison de son deces ou d'une Infirmite (ou si le participant meurt dans les trois (3) mois d'un Licenciement non justifie ou pour cause d'Infirmite du participant), les Options du participant ne peuvent etre exercees que dans la mesure ou lesdites Options auraient ete exercables par le participant a la date du Licenciement et doivent etre exercees par le participant (ou par le representant legal ou un cessionnaire autorise du participant) au plus tard douze (12) mois a compter de la Datedu Licenciement ou dans un delai plus court ou plus long, ce delai ne pouvant etre inferieur a six (6) mois ni superieur a cinq (5) ans selon ce que le Comite en aura decide, tout exercice effectue (a) apres 3 (trois) mois a compter de la Date du Licenciement lorsque ce dernier est du a toute raison autre que le deces ou l'Infirmite du participant, ou (b) douze
                (12) mois apres la Datedu Licenciement lorsque ce dernier est du au deces ou a l'infirmite du participant, etant considere comme etant une NQSO), mais en aucun cas apres la date d'echeance des Options.


           (c) Nonobstant les dispositions du paragraphe 5.6(a) ci-dessus, si un participant est l'objet d'un Licenciement Justifie, ni le participant, ni les ayants droit du participant ou toute autre personne detenant l'Option a ce moment-la n'auront le droit d'exercer toute Option concernant quelque action que ce soit, apres la resiliation du contrat de travail, que le participant puisse recevoir ou non, apres la resiliation du contrat de travail, un paiement de la Societe ou d'une filiale correspondant aux conges payes relatifs a des taches effectuees avant ledit Licenciement, a des taches effectuees le jour du Licenciement, ou correspondant au preavis ou a tout autre benefice. Lorsqu'il prendra cette decision, le Conseil d'administration devra offrir au participant la possibilite de se defendre. Aux fins de ce paragraphe, la resiliation du contrat de travail sera consideree comme ayant lieu a la date de l'envoi par la Societe d'une lettre de Licenciement ou par communication de son Licenciement au participant.


           5.7 Restrictions concernant l'exercice. Hormis les Options Californiennes, le Comite peut fixer un nombre minimum raisonnable d'Actions pouvant etre achetees lors de tout exercice d'une Option, a condition que ce nombre minimum n'empeche pas le participant d'exercer l'Option sur le nombre total d'Actions sur lesquelles porte l'Option a ce moment.


           5.8 Restrictions concernant les ISO. La somme totale de la Valeur de Marche (fixee le jour de l'Octroi) des Actions pour lesquelles une ISO peut etre exercee pour la premiere fois par un participant au cours d'une annee civile (en vertu de ce Plan ou en vertu de tout autre Plan d'Option d'achat d'Actions de la Societe, d'une societe liee ou d'une filiale de la Societe) ne depassera pas $100 000. Si la Valeur de Marche des Actions le jour de l'Octroi par rapport auxquelles une ISO peut etre exercee pour la premiere fois par un participant au cours d'une annee civile depasse $100 000, les

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Options portant sur les premiers $100 000 en Actions exercable au cours de ladite annee calendaire seront des ISO et les Options au-dela des $100 000 exercables au cours de cette annee civile seront des NQSO. Si le Code ou les reglements promulgues applicables sont amendes apres la date d'entree en vigueur de ce Plan pour fixer un plafond different de la Valeur de Marche des Actions autorisees a devenir des ISO, ledit plafond sera automatiquement transcrit dans les presentes et s'appliquera a toute Option octroyee apres la date d'entree en vigueur du dit amendement.


           5.9 Modification, prorogation ou renouvellement. Le Comite peut modifier, proroger ou renouveler les Options en circulation et autoriser l'Octroi de nouvelles Options les remplacant, a condition qu'une telle operation ne porte prejudice, sauf consentement expres d'un participant, a tout droit de celui-ci relatif a toute Option anterieurement octroyee. Toute ISO en circulation objet d'une modification, d'une prorogation, d'un renouvellement ou de toute autre alteration sera traitee conformement au chapitre 424(h) du Code.


           5.10 Non-disqualification Nonobstant toute autre disposition de ce Plan, aucun terme concernant les ISO ne sera interprete, amende ou modifie, et aucun pouvoir ou faculte conferes dans le cadre de ce Plan ne s'exercera de sorte a disqualifier ce Plan suivant le chapitre 422 du Code ou a disqualifier, sans le consentement du participant concerne, toute ISO suivant le chapitre 422 du Code.


      8.   REGLEMENT DES ACHATS D'ACTIONS


           8.1 Paiement. Les Actions achetees en vertu de ce Plan pourront etre reglees au comptant (cheque) ou, si le Comite y autorise expressement le participant et quand la loi le permet :


           (a) par annulation des creances de la Societe envers le participant;


           (b) par remise d'Actions : (1) ayant ete detenues par le participant pendant plus de six (6) mois et payees au sens de la norme 144 de la SEC (et, dans l'hypothese ou ces Actions ont ete achetees a la Societe moyennant un billet a ordre, si celui-ci a ete totalement acquitte); ou (2) ayant ete obtenues sur le marche par le participant;


           (c) par soumission d'un billet a ordre avec plein recours dont les termes sont ceux approuves par le Comite et portant interets d'un taux permettant d'eviter l'imputation du revenu conformement aux chapitres 483 et 1274 du Code; a condition, toutefois, que les participants qui ne sont pas employes ou directeurs de la Societe n'aient pas le droit d'acheter des Actions en echange d'un billet a ordre, a moins que le billet ne soit garanti par d'autres nantissements que des Actions.


           (d) par renoncement a une remuneration due ou couru au participant pour cause de services rendus;


           (e) ne concerne que les achats au moment de l'exercice d'une Option et a condition qu'il existe un marche pour le titre de la Societe :


                (1) moyennant un engagement de "vente le meme jour" pris par le participant et un courtier membre de la National Association of Securities Dealers (un "Courtier NASD
                    "), par lequel le participant choisit a titre
                     irrevocable d'exercer l'Option et de vendre une partie des Actions ainsi achetees afin de s'acquitter du prix d'exercice, et par lequel le courtier

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                     NASD s'engage irrevocablement a acheminer, apres
                     reception des dites Actions, le prix d'exercice directement a la Societe; ou


                (2) moyennant un engagement "sur marge" pris par le participant et un courtier NASD par lequel le participant choisit a titre irrevocable d'exercer l'Option et de nantir les Actions ainsi achetees au courtier NASD sur un compte sur marge pour le montant du prix d'exercice, et par lequel le courtier NASD s'engage irrevocablement a acheminer, apres reception des dites Actions, le prix d'exercice directement a la Societe; ou


           (f) toute combinaison des dispositions ci-dessus.


           8.2 Garanties d'emprunt. Le Comite peut aider le participant a regler les Actions achetees dans le cadre de ce Plan l'autorisant la Societe a garantir un pret accorde par un tiers au participant.


      10.  RETENUE D'IMPOTS A LA SOURCE


           10.1 Generalites. Pour toute action emise en echange d'Octrois concedes en vertu de ce Plan, la Societe peut demander au participant de lui remettre une somme suffisante pour satisfaire aux exigences de l'Etat federal, des Etats federes et locales de retenue d'impots a la source avant de delivrer tout certificat concernant lesdites Actions. Si, dans le cadre de ce Plan, les paiements des Options se font au comptant, ces paiement se feront apres deduction d'un montant suffisant pour satisfaire les exigences de l'Etat federal, des Etats federes et locales de retenue d'impot a la source.


           10.2 Retenue d'Actions. Si, dans le cadre du systeme fiscal applicable, le participant encourt une dette fiscale associee a l'exercice ou a l'acquisition de toute Option sujette a une retenue d'impot a la source et si le participant est oblige de verser a la Societe le montant dont la retenue est requise, le Comite peut, a sa seule discretion, permettre au participant de satisfaire l'obligation de retenue minimum en optant pour que la Societe retienne des Actions a emettre le nombre d'Actions dont la Valeur de Marche est egale au montant minimum de la retenue prescrite, ledit montant etant calcule le jour du calcul du montant de l'impot a retenir. Toutes les decisions par le participant de retenue d'Actions dans ce but se prendront conformement aux conditions fixees par le Comite et se feront par ecrit dans les formes acceptables pour le Comite.


      11.  CESSIBILITE


           11.1 Sauf disposition contraire dans ce chapitre 11, les Octrois concedes dans le cadre de ce Plan, et tout interet y associe, ne seront ni cessibles, ni transmissibles et ne peuvent etre l'objet d'aucune execution, saisie ou procedure similaire, autrement que par testament ou par heritage et distribution, ou comme decide par le Comite et stipule dans le Contrat d'Octroi pour les Octrois qui ne sont pas des ISO.


           11.2 Tous les Octrois autres que les NQSO. Tous les Octrois autres que les NQSO seront exercables : (i) durant la vie du participant, uniquement par (A) le participant, ou (B) le tuteur ou representant legal du participant ; et (ii) apres le deces du participant, par le representant legal des heritiers ou legataires du participant.


           11.3 NQSO. Sauf disposition contraire du Comite, une NQSO sera exercable : (i) durant la vie du participant, uniquement par (A) le participant, (B) le tuteur ou representant legal du participant, (C) un membre de la famille du participant qui a acquis la NQSO moyennant une "cession permise", et (ii) apres le deces du participant, par le representant legal des heritiers ou legataires du

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participant. "Cession permise" signifie, tel qu'autorise dans une NQSO par ce
Plan et le Comite, toute cession effectuee par le participant durant sa vue d'une participation dans cette NQSO, cette cession ne pouvant se faire qu'a titre de cadeau ou de relations de famille. Une cession permise n'inclut aucune cession avec contrepartie financiere, les cessions qui suivent n'etant pas des cessions avec contrepartie financiere :


  (a) une cession relevant de relations familiales dans le reglement de droits de propriete matrimoniaux ou (b) une cessions a une personne morale dont plus de cinquante pour cent des droits de vote sont detenus par le participant ou par des membres de sa famille en echange d'une participation dans cette meme personne morale.


      12.  PRIVILEGES DE LA PROPRIETE  D'ACTIONS :  RESTRICTIONS
           SUR LES ACTIONS


           12.1 Droites de vote et dividendes. Aucun participant ne jouira d'aucun des droits d'actionnaire associes a toute action tant que les Actions n'auront pas ete delivrees au participant. Apres avoir recu les Actions, le participant sera un actionnaire et jouira de tous les droits d'actionnaire associes aux dites Actions, y compris le droit de voter et de toucher tous les dividendes et autres distributions effectues ou verses par rapport a ces Actions; a condition que, si ces Actions sont des Actions Soumises a Restrictions, tout titre nouveau, supplementaire ou different que le participant peut avoir le droit de recevoir par rapport a ces Actions en vertu de dividendes, de scission du capital ou de tout autre changement dans la structure social ou de capital de la Societe soit soumis aux memes restrictions que les Actions Soumises a Restrictions, pourvu que, de plus, le participant n'ait pas le droit de retenir les dividendes ou les distributions d'Actions associes a des Actions rachetes au Prix d'Achat ou au Prix d'Exercice du participant conformement au chapitre 12.


           12.2 Etats financiers. La Societe fournira des etats financiers a chaque participant avant l'achat d'Actions par le participant en vertu de ce Plan et annuellement au cours de la periode durant laquelle des Octrois du participant sont en circulation; toutefois, la Societe ne sera pas tenue de fournir lesdits etats financiers aux participants dont l'activite au sein de la Societe leur donne acces a des renseignements equivalents. De plus, dans la mesure ou cela est requis, conformement aux dispositions du chapitre
260.140.45 du Titre 10 du California Code of Regulations, la Societe founira a chaque participant et a chaque individu acquerant des Actions en vertu de ce Plan, au moins une fois par an au cours de la periode durant laquelle ledit participant ou ledit acquereur detient un ou plusieurs Octrois, et, dans le cas d'un individu qui acquiert des Actions en vertu de ce Plan, au cours de la periode durant laquelle ledit individu detient lesdites Actions, des copies des etats financiers annuels de la Societe. La Societe ne sera pas tenu de fournir lesdits etats financiers aux employes cle de la Societe dont les taches au sein de la Societe leur assurent l'acces a des renseignements equivalents.


           12.3 Restrcitions sur les Actions. Au gre du Comite, la Societe peut se reserver, pour elle-meme et/ou son ou ses cessionnaires dans le contrat d'Octroi, le droit de racheter (le "Droit de Rachat") une partie ou la totalite des Actions non acquises detenues par un participant suite au Licenciement de ce dernier a tout moment dans les quatre-vingt-dix (90) jours apres ce qui arrive en dernier entre la Datedu Licenciement du participant et la date de l'achat d'Actions par le participant en vertu de ce Plan, moyennant paiement en argent et/ou acquittement de la creance, au prix, selon le cas, d'exercice ou d'achat du participant; a condition, toutefois, que le prix de rachat de tout Droit de rachat reseve dans un Octroi soumis a la legislation californienne au moment de l'Octroi respecte comme requis les dispositions du chapitre 260.140.41(k) du Titre 10 du California Code of Regulations.

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      13. CERTIFICATS. Tous les certificats concernant les Actions ou autres titres delivres en vertu de ce Plan sont soumis aux ordres, indications et autres restrictions consideres necessaires ou recommandables par le Comite, y compris les restrictions prescrites par toute loi de l'Etat federal, des Etats federes ou etrangere applicable aux titres ou par toute norme, reglement et autres exigences de la SEC ou de toute bourse des valeurs ou de tout systeme de cotation automatise sur lesqueles les Actions peuvent etre inscrites ou cotees.


      14. COMPTE BLOQUE; NANTISSEMENT D'ACTIONS. Pour faire appliquer toute restriction sur les Actions d'un participant, le Comite peut exiger de celui-ci qu'il depose tous les certificats relatifs aux Actions, conjointement avec les stock powers ou autres instruments de cession approuves par le Comite, correctement endosses en blanc, sur un compte bloque de la Societe ou d'un agent designe par celle-ci, jusqu'a l'echeance ou expiration des dites restrictions, et le Comite peut faire apposer sur les certificats une ou des indications communiquant ces restrictions. Tout participant autorise a executer un billet a ordre a titre de contrepartie partielle ou complete pour l'achat d'Actions en vertu de ce Plan sera tenu de nantir et de deposer aupres de la Societe tout ou partie des Actions ainsi achetees a titre de garantie du paiement de l'obligation du participant envers la Societe en vertu du billet a ordre; toutefois, que le Comite peut exiger ou accepter des formes differentes ou supplementaires de nantissement pour garantir le paiement de ladite obligation et, dans tous les cas, la Societe jouira du droit de plein recours contre le participant en vertu du billet a ordre, nonobstant tout nantissement ou autre garantie collaterale des Actions du participant. Parallelement a tout nantissement des Actions, il sera demande au participant de signer et delivrer un contrat expres de nantissement sous la forme approuvee de temps en temps par le Comite. Les Actions achetees moyennant le billet a ordre peuvent etre liberees du nantissement proportionnellement aux paiements du billet a ordre.


      15. ECHANGE ET RACHAT DES OCTROIS. A tout moment ou de temps en temps, le Comite peut autoriser la Societe, avec le consentement des participants correspondants a emettre de nouveaux Octrois en echange de la restitution et annulation de tout ou partie des Octrois en circulation. A tout moment, le Comite peut acheter d'un participant un Octroi prealablement concede moyennant un paiement en argent, en Actions (y compris en Actions Soumises a Restrictions) ou une autre contrepartie, dans les termes et conditions convenus entre le Comite et le participant.


      16. LEGISLATION SUR LES TITRES ET AUTRES NORMES REGULATRICES. Un Octroi ne deviendra valide que s'il respecte toutes les lois de l'Etat federal et des Etats federes portant sur les titres, les normes et les reglements de tout organisme gouvernemental, ainsi que les conditions de toute bourse des valeurs ou de tout systeme de cotation automatise sur lequel les titres peuvent etre inscrits ou cotes, en vigueur tant a la date de la concession de l'Octroi qu'a celle de l'exercice ou d'une autre emission. Nonobstant toute autre disposition de ce Plan, la Societe ne sera pas tenue d'emettre ou de delivrer des certificats pour les Actions couvertes par ce Plan avant : (a) d'obtenir toute approbation d'organismes gouvernementaux consideree necessaire ou recommandable par la Societe; et/ou (b) de conclure tout enregistrement ou toute autre qualification des dites Actions conformement a toute loi de l'Etat federal ou des Etats federes ou a une norme de tout organisme gouvernemental que la Societe juge necessaire ou recommandable. La Societe ne sera pas tenue d'enregistrer les Actions aupres de la SEC ou d'appliquer les exigences d'enregistrement, de qualification ou d'inscription de toute legislation federee sur les titres, de toute bourse des valeurs ou de tout systeme de cotation automatise, et la Societe ne sera pas tenue responsable de tout manquement ou defaillance a cet egard.


      17. AUCUNE OBLIGATION D'EMPLOYER. Rien dans ce Plan ou dans tout Octroi concede dans le cadre de ce Plan ne conferera, ou ne sera interprete en ce sens, au participant aucun droit de rester employe ou de poursuivre toute autre relation avec la Societe ou toute societe mere ou filiale de la Societe, ni ne limitera en aucun cas le droit de la Societe ou de toute Societe Mere ou filiale de la Societe a resilier a quelque moment que ce soit le contrat de travail du participant ou toute autre relation, que cette resiliaiton soit justifiee ou non.

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      18. OPERATIONS CAPITALISTIQUES


           18.1 Acceptation ou substitution des Octrois par un successeur. Exception faite des Octrois automatiques aux directeurs externes en vertu du chapitre 9 des presentes, en cas de (a) la liquidation ou dissolution de la Societe, (b) d'une fusion ou d'un regroupement ou la Societe n'est pas la societe survivante (autre qu'une fusion ou un regroupement avec une filiale controlee a 100%, une reconstitution de la Societe dans une juridiction differente, ou une autre transaction n'entrainant aucun changement significatif des actionnaires de la Societe ou des montants de leur participations et ou les Octrois concedes en vertu de ce Plan sont acceptes, convertis ou remplaces par la personne morale ayant droit, ladite acceptation engageant tous les participants), (c) une fusion dans laquelle la Societe est la societe survivante mais apres laquelle les actionnaires de la Societe immediatement avant ladite fusion (autres que tout actionnaire qui fusionne, ou qui detient ou controle une autre societe qui fusionne, avec la Societe dans ladite fusion) cessent de detenir leurs Actions ou toute autre participation capitalistique dans la Societe, (d) la vente de la quasi totalite des actifs de la Societe, ou (e) l'acquisition, la vente, ou la cession de plus de 50% des Actions de la Societe en circulation moyennant un appel d'offres ou une transaction similaire (chacune, une "Operation Capitalistique"), (i) l'attribution de tous les Octrois en circulation sera anticipee pour 25% en plus des Actions non acquises a la date de la transaction commerciale, et (ii) ensuite, sauf disposition contraire ci-dessous, toutes les Actions non attribuees objet d'Octrois en circulation continueront a etre attribuee en traites mensuelles identiques durant le delai original d'acquisition restant fixe dans le Contrat d'Octroi. En cas d'Operation Capitalistique, tous les Octrois en circulation seront accepte par la societe (le cas echeant) ayant droit ou acquereur, ladite acceptation obligeant tous les participants. Alternativement, la societe acquereur ou ayant droit peut remplacer des Octrois equivalents ou accorder aux participants une contrepartie significativement semblable a celle fournie aux actionnaires (apres avoir tenu compte des dispositions existantes des Octrois). A la place d'Actions de la Societe en circulation et non attribuees detenues par les participants, la societe ayant droit peut egalement emettre des Actions substantiellement similaires ou d'autres biens sujets a des restrictions de rachat non moins favorables pour le participant. Dans le cas ou ladite societe (le cas echeant) ayant droit refuse d'accepter ou de substituer les Octrois, tel que stipule ci-dessus, conformement a Operation Capitalistique decrite dans ce sous-chapitre 18.1, lesdits Octrois expireront en vertu de cette transaction commercial a la date et dans les conditions definies par le Comite.


  Nonobstant toute disposition contraire dans ce Plan, le Comite peut, a sa seule discretion, decider que l'acquisition de tout ou partie des Octrois concedes en vertu de ce Plan sera anticipee en cas d'une Operation Capitalistique telle que decrite dans ce chapitre 18. Si le Comite applique cette faculte aux Options, celles-ci deviendront exercables dans leur totalite avant la conclusion de cet evenement a la date et dans les conditions definies par le Comite, et si lesdites Options ne sont pas exercees avant la conclusion de la transaction commerciale, elles seront resiliees a la date definie par le Comite.


           18.2 Autre traitement des Octrois. Sous reserve de droits superieurs conferes aux participants en vertu des dispositions ci-avant dans ce chapitre 18, si une Operation Capitalistique decrite dans le chapitre 8.1 a lieu, tout Octroi en circulation sera traite comme prevu dans le respectif contrat ou plan de fusion, regroupement, dissolution, liquidation ou vente d'actifs.


           18.3 Acceptation des Octrois par la societe. De temps en temps, la Societe peut egalement substituer ou accepter des Octrois en circulation concedes par une autre societe, que ce soit en rapport avec une acquistion de cette autre societe ou autrement, en : (a) procedant a un Octroi dans le cadre du present Plan a la place de l'Octroi de cette autre societe; ou (b) en acceptant ledit Octroi comme s'il avait ete concede en vertu du present Plan si les termes dudit Octroi accepte peuvent s'appliquer a un Octroi attribue en vertu du present Plan. Ladite substitution ou acceptation sera possible si le detenteur de l'Octroi remplace ou accepte avait ete eligible pour la concession d'un Octroi en vertu du present Plan si l'autre societe avait applique les regles du present Plan a cet Octroi. Si la societe accepte un Octroi concede par une autre societe, les termes et les conditions de cet Octroi resteront


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inchanges (excepte que le prix d'exercice et le nombre et la nature des emissions delivrables contre l'exercice de toute Option sera ajuste en consequence conformement au chapitre 424(a) du Code). Si la Societe prefere conceder une nouvelle Option a accepter une Option existante, cette nouvelle Option peut etre concedee a un prix d'exercice ajuste de la meme facon.


      19. ADOPTION ET APPROBATION DES ACTIONNAIRES. Ce Plan entrera en vigueur a la premiere date des attributions des Actions reservees dans le cadre de ce Plan (la "Date d'entree en vigueur"). Ce Plan devra etre approuve par les actionnaires de la Societe (a l'exception des Actions emises dans le cadre de ce Plan), conformement a la legislation en vigueur, dans les douze (12) mois avant ou apres la date de l'adoption de ce Plan par le Conseil d'administration. A compter de la date d'entree en vigueur, le Comite peut conceder des Octrois dans le cadre de ce Plan; a condition, toutefois, que :
(a) aucune Option ne puisse etre exercee avant l'approbation prealable de ce Plan par les actionnaires : (b) aucune Option concedee en vertu d'une augmentation du nombre d'Actions couvertes par ce Plan approuvee par le Conseil d'administration ne soit exercee avant la date de l'approbation de cette augmentation par les actionnaires de la Societe; (c) dans le cas ou l'approbation initiale des actionnaires n'aura pas ete obtenue dans les delais ici prevus, tous les Octrois concedes en vertu des presentes devront etre annules, toute action emise en vertu de tout Octroi devra etre annulee et tout achat d'Actions emises en vertu des presentes devra etre resilie; et (d) dans le cas ou l'approbation initiale de ladite augmentation par les actionnaires n'aura pas ete obtenue dans les delais ici prevus, tous les Octrois concedes en vertu de ladite augmentation devront etre annules, toutes les Actions emises en vertu de tout Octroi concede en vertu de ladite augmentation seront annulees, et tout achat d'Actions en vertu de ladite augmentation sera resilie.


      20. DUREE DU PLAN/JURIDICTION. Sauf resiliation anterieure stipulee dans les presentes, ce Plan expirera dix (10) ans a compter de la date de l'adoption de ce Plan par le Conseil d'administration ou, si anterieure, la date de son approbation par les actionnaires. Ce Plan et tous les contrats y associes se regiront et s'interpreteront conformement a la legislation de l'Etat de la Californie.


      21. AMENDEMENT OU RESILIATION DU PLAN. Le Conseil d'administration peut resilier ou amender ce Plan a tout moment sous quelque aspect que ce soit, y compris, sans s'y limiter, des amendements de toute forme de contrat d'Octroi ou d'instrument qui sera signe en vertu de ce Plan; a condition, toutefois, que le Conseil d'administration n'amende pas, sans l'approbation des actionnaires de la Societe, ce Plan d'un facon qui exige ladite approbation des actionnaires.


      22. NON-EXCLUSIVITE DU PLAN. Ni l'adoption de ce Plan par le Conseil d'administration, ni la soumission de ce Plan a l'approbation des actionnaires de la Societe, et ni aucune disposition de ce Plan ne s'interpreteront comme generant quelque contrainte que ce soit par rapport au pouvoir du Conseil d'administration d'adopter les accords de remuneration supplementaires qu'il jugera souhaitables, y compris, sans s'y limiter, l'Octroi d'Options d'achat et de primes en Actions pour une autre raison qu'en vertu de ce Plan, et lesdits accorder peuvent s'appliquer soit sur un plan general, soit dans certains cas precis.


      23. DEFINITIONS. Tels qu'employes dans ce Plan, les termes suivants auront le sens qui suit :


           "Octroi" signifie tout Octroi concede en vertu de ce Plan, y compris toute Option d'achat d'action, toute prime en Actions ou en Actions subalternes.

           "Contrat d'Octroi" signifie, en ce qui concerne chaque Octroi, le contrat expres signe entre la Societe et le participant stipulant les termes et les conditions de l'Octroi.

           "Conseil d'administration" signifie le Conseil d'administration de la Societe.

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           "Cause" signifie tout acte de vol, de detournement de fonds, de fraude, de malhonnetete ou une atteinte a la fonction fiduciaire vis-a-vis de la Societe ou d'une societe mere ou d'une filiale de la Societe.

           "Code" signifie le Code des impots de 1986, tel qu'amende.

           "Comite" signifie le Comite de remuneration du Conseil d'administration.

           "Societe" signifie la societe NIKU ou toute societe ayant droit.

           "Infirmite" signifie une infirmite, temporaire ou permanente, partielle ou total, telle que definie par le Comite.

           "Loi sur les echanges" signifie le Securities Exchange Act de 1934, tel qu'amende.

           "Prix d'Exercice" signifie le prix auquel le detenteur d'une Option peut acheter les Actions delivrables contre l'exercice de l'Option.

           "Valeur de Marche" signifie la valeur d'une action ordinaire de la Societe, calculee comme suit :

           (a) si ladite action ordinaire est cote sur le Nasdaq, son prix a la cloture du Nasdaq tel que communique par le Wall Street Journal;

           (b) si ladite action ordinaire est publiquement cotee et est ensuite inscrite sur une bourse des valeurs nationales, son prix a la cloture de la principale bourse des valeurs nationales a laquelle l'action ordinaire est inscrite ou admise a la negociation telle que communiquee par le Wall Street Journal.

           (c) si ladite action ordinaire est publiquement negociee mais n'est pas cotee au Nasdaq national, ni inscrite ou admise a la negociation sur une bourse des valeurs nationale, la moyenne des offres d'achat et des prix demandes tels que communiques par le Wall Street Journal.

           (d) dans le cas d'un Octroi concede a la date d'entree en vigueur, le prix par action de l'offre initiale de vente au public des Actions ordinaires de la Societe par les courtiers de la Societe lors de l'offre d'appel au public initiale conformement a une declaration d'enregistrement aupres de la SEC en vertu du Securities Act; ou

           (e) si rien de ce qui precede ne s'applique, par le Comite agisant de bonne foi.

           "Membre de la famille" signifie l'un quelconque de ce qui suit
:

           (a) enfant, beau-fils/belle-fille, petit-fils/petite-fille, pere/mere, grand-pere/grand-mere, epoux/epouse, frere/soeur, neveu, niece, belle-mere, beau-pere, gendre, bru, beau-frere, ou belle-soeur du Participant, y compris toute personne uni au participant par adoption;

           (b) toute personne (autre qu'un locataire ou un employe) vivant dans le meme menage que le participant;

           (c) un trust dans lequel les personnes de (a) et (b) possedent une participation beneficiaire superieure a cinquante pour cent;

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           (d)  une fondation dont les personnes de (a) et (b) controlent la gestion des actifs; ou

           (e) toute autre personne morale dans laquelle les personnes de (a) et (b) ou le participant detiennent plus de cinquante pour cent des droits de vote.

           "Interne" signifie un cadre superieur ou directeur de la Societe ou toute autre personne dont les transactions avec des Actions ordinaires de la societe sont soumises au chapitre 16 de la Loi sur les echanges.

           "Option" signifie l'Octroi d'une Option d'achat d'Actions suivant le chapitre 5.

           "Directeur Externe" signifie un membre du Conseil d'administration qui n'est pas un employe de la Societe ou de toute societe mere ou filiale de la Societe.

           "Societe Mere" signifie toute societe (autre que la Societe) dans une chaine ininterrompue de societe dont le dernier maillon est la Societe si chacune de ces societes, autre que la Societe, detient des Actions controlant 50% ou plus du total conjugue des droits de vote de toutes les classes d'action dans l'une des autres societes de cette meme chaine.

           "Participant" signifie une personne qui recoit un Octroi en vertu de ce Plan.

           "Facteurs de performance" signifie les facteurs selectionnes par le Comite parmi les mesures suivantes pour determiner si les resultats traces par le Comite et applicables aux Octrois ont ete atteints :

           (a) Revenu net et/ou croissance du revenu net;

           (b) Gains avant impot sur le revenu et amortissement et/ou gains avant avant impot sur le revenu et croissance de l'amortissement;

           (c) Revenu d'exploitation et/ou croissance du revenu d'exploitation
;

           (d) Revenu net et/ou croissance du revenu net;

           (e) Benefice par action et/ou croissance du benefice par action;

           (f) Rentabilite totale des actionnaires et/ou croissance de la rentabilite totale des actionnaires;

           (g) Rentabilite du capital;

           (h) Rentabilite des fonds propres sur le revenu;

           (i) Rentabilite ajustee des fonds propres sur le revenu;

           (j) Valeur ajoutee; et

           (k) Objectifs individuels par rapport a l'activite.

           "Periode de performance" signifie la periode d'activite fixee par le Comite, ne depassant pas cinq (5) ans, durant lesquels l'activite ou la performance est mesuree aux fins des Octrois d'Actions subalternes ou des primes en Actions.

           "Plan" signifie le 2000 Equity Incentive Plan de la societe NIKU, tel qu'amende de temps en temps.

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           "Octroi d'Actions subalternes" signifie l'Octroi d'une Option
d'achat d'Actions suivant le chapitre 6.

           "SEC" signifie Securities and Exchange Commission.

           "Loi sur les echanges" signifie le Securities Exchange Act de 1933, tel qu'amende.

           "Actions" signifie les Actions ordinaires de la societe reservees aux fins de leur emission en vertu de ce Plan, tel qu'ajuste suivant les chapitres 2 et 18, et tout titre ulterieur.

           "Prime en Actions" signifie l'Octroi d'Actions, ou d'argent a la place des Actions, suivant le chapitre 7.

           "Filiale" signifie toute societe (autre que la Societe) dans une chaine ininterrompue de societe dont le premier maillon est la Societe si chacune de ces societes, autre que la derniere societe de la chaine, detient des Actions controlant 50% ou plus du total conjugue des droits de vote de toutes les classes d'action dans l'une des autres societes de cette meme chaine.

           "Licenciement" ou "Licencie" signifie, aux fins de ce Plan en ce qui concerne un participant, que celui-ci a cesse, pour une raison quelconque, d'exercer ses fonctions d'employe, de cadre superieur, de directeur, de consultant ou de conseil aupres de la Societe ou d'une societe mere ou d'une filiale de la Societe. Un employe ne sera pas considere comme ayant cesse d'exercer ses fonctions en cas de (1) arret-maladie, (ii) service militaire, ou (iii) autre mise en disponibilite approuvee par le Comite, a condition que la duree de ladite mise en disponibilite ne depasse pas 90 jours, a moins que la reembauche a l'expiration de ladite mise en disponibilite ne soit garantie legalement ou contractuellement, ou sauf disposition contraire en vertu d'une politique formelle adoptee de temps en temps par la Societe et delivree et promulguee par ecrit aux employes. Dans le cas ou tout en employe jouit d'une mise en disponibilite approuvee, le Comite peut prendre les dispositions relatives a la suspension de l'attribution des Octrois durant la mise en disponibilite de l'employe de la Societe ou d'une filiale qu'il jugera correctes, excepte qu'en aucun cas une Option ne pourra etre exercee apres l'expiration du delai fixe dans le contrat d'Option. Le Comite sera seul juge pour decider si le participant a cesse d'exercer ses fonctions et de la date effective a laquelle le participant a cesse d'exercer ses fonctions (la "Date du Licenciement").

           "Actions non Attribuees" signifie "Actions non attribuees" tel que defini dans le Contrat d'Octroi.

           "Actions Attribuees" signifie "Actions Attribuees" tel que defini dans le Contrat d'Octroi.